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                                                                    EXHIBIT 10.4


                              ABINGTON SAVINGS BANK
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                             (AMENDED AND RESTATED)


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                              ABINGTON SAVINGS BANK
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                (AMENDED AND RESTATED EFFECTIVE OCTOBER 20, 2004)


                                    ARTICLE I

                                    PREAMBLE

        Effective as of October 20, 2004, the Abington Savings Bank Executive Deferred Compensation Plan (the "Prior Plan") was amended and restated in its entirety. The effective date of the Prior Plan is January 1, 1993. The amended and restated plan shall be known as the Abington Savings Bank Executive Deferred Compensation Plan (the "Plan") and shall in all respects be subject to the provisions set forth herein.

        Under the Prior Plan, a Deferral Benefit was distributable only in cash from the Accumulation Account. Under the Plan, a Participant may elect, subject to the sole discretion of the Committee, to invest all or a portion of his or her Accumulation Account in the Stock Units Account, a newly created sub-account under a Participant's Accumulation Account. Under the Plan, payments from the Cash Account and distributions from the Stock Units Account are made independently.

        Abington Savings Bank (collectively, the "Bank" or the "Employer") has herein restated the Plan with the intention that (a) the Plan shall at all times be characterized as a "top hat" plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and the Plan shall at all times satisfy Section 409A of the Internal Revenue Code of 1986, as amended, and as recently enacted under the American Jobs Creation Act of 2004. The provisions of the Plan shall be construed to effectuate such intentions.

                                     PURPOSE

        The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated employees. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                   ARTICLE II

                                   DEFINITIONS

        For the purposes of the Plan, the following words and phrases shall have the meanings indicated, unless the content clearly indicates otherwise:

        2.1 ACCUMULATION ACCOUNT. "Accumulation Account" shall mean the account maintained on the books of the Employer for each Participant with respect to the Plan. Each Participant's Accumulation Amount shall consist of the following sub-Accounts: (i) Cash

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Account, a sub-account that is credited with all investments other than assets credited to the Stock Units Account; (ii) Stock Units Account, a sub-account that is credited with Stock Units; and (iii) such other sub-accounts as may be necessary to reflect such Plan Year's allocation and such further sub-Accounts as the Committee may deem necessary. The Stock Units Account (i) may not be diversified; (ii) must remain at all times credited with units that represent Company Stock; and (iii) must be distributed solely in the form of Company Stock. A Participant's Accumulation Account shall be utilized solely as a device for the measurement and determination of any benefits payable to the Participant pursuant to this Plan. A Participant shall have no interest in his Accumulation Account, nor shall it constitute or be treated as a trust fund of any kind.

        2.2 BASE SALARY. "Base Salary" for a Plan Year shall mean the Base Salary payable to a Participant by the Employer in that Plan Year. Base Salary shall exclude any bonus paid to a Participant.

        2.3 BENEFICIARY. "Beneficiary" shall mean the person, persons or entity designated by the Participant as provided in Article VII to receive any benefit payable under the Plan with respect to the Participant after his death.

        2.4     BOARD. "Board" means the Board of Directors of the Employer.

        2.5 COMPANY. "Company" means Abington Community Bancorp, Inc. or any successor thereto.

        2.6 COMPANY STOCK. "Company Stock" means the common stock, $0.01 par value, of the Company.

        2.7 CODE. "Code" means the Internal Revenue Code of 1986, as amended.

        2.8     COMMITTEE. "Committee" shall mean the Administration Committee.

        2.9 DEFERRAL BENEFIT. "Deferral Benefit" shall mean the benefit payable to a Participant (or his Beneficiary) under the Plan, as provided in
Article VI.

        2.10 DETERMINATION DATE. "Determination Date" shall mean the date on which the amount of a Participant's Accumulation Account is determined as provided in Article V. The last day of each calendar year shall be a Determination Date.

        2.11 DISABILITY OR DISABLED. "Disability or Disabled" shall mean a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan

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covering employees of the Bank. The determination of the Board as to Disability shall be binding on a Participant.

        2.12    EMPLOYEE. "Employee" shall mean an employee of the Employer.

        2.13 PARTICIPANT. "Participant" shall be an Employee of the Employer who is designated by the Committee to participate in the Plan.

        2.14 PLAN YEAR. "Plan Year" shall mean the calendar year commencing January 1 and ending the following December 31st.

        2.15 RETIREMENT AGE. "Retirement Age" shall mean the first day of the first month following the Participant's sixty-fifth (65th ) birthday.

        2.16 RETIREMENT DATE. "Retirement Date" shall mean the date of a Participant's retirement after having attained Retirement Age.

        2.17 SPOUSE. "Spouse" shall mean a Participant's wife or husband who was lawfully married to the Participant.

        2.18. STOCK UNITS. "Stock Units" shall represent shares of Company Stock, with each Stock Unit representing one share of Company Stock.

        2.19 TERMINATION OF EMPLOYMENT. "Termination of Employment" shall mean the Participant's ceasing to be employed by the Employer for any reason whatsoever.

                                   ARTICLE III

                                 ADMINISTRATION

        3.1 COMMITTEE DUTIES. The Board shall appoint a Committee of not less than three (3) members to administer and interpret the Plan. Members of the Committee shall be selected by the Board in its sole discretion and any member of the Committee may be removed by the Board at any time, with or without cause. Members of the Committee may be Participants under the Plan, but no member of the Committee who is a Participant shall vote on any matter relating to his or her own benefits. The Committee shall have the authority to adopt, amend, interpret and enforce rules and regulations for the operation and administration of the Plan and decide or resolve any and all questions relating to the Plan.

        3.2 AGENTS. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and consult with counsel who may be counsel to the Employer.


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        3.3     BINDING EFFECT OF DECISIONS. Any decision or action of the
Committee relating to the Plan shall be final, conclusive and binding upon all Participants, Beneficiaries and other persons having any interest in the Plan.

                                   ARTICLE IV

                                  PARTICIPATION

        4.1 PARTICIPATION. Participation in the Plan shall be limited to those employees who are designated as Participants by the Committee.

        4.2 DEFERRAL AMOUNT. Each Plan Year, the Board of Directors of the Employer shall, in its sole discretion, elect to contribute such amount of its profit for such Plan Year as it may determine. Such amount shall be allocated under this Plan for the benefit of each Employee who is a Participant for such Plan Year in the proportion that each Participant's Base Salary for the Plan Year bears to the Base Salary for the Plan Year of all Participants.

                                    ARTICLE V

                              ACCUMULATION ACCOUNT

        5.1 DETERMINATION OF ACCUMULATION ACCOUNT. Amounts credited under this Plan will be credited to one or more bookkeeping accounts (including the Cash Account and/or the Stock Units Account) for the Participant in accordance with the Participant's election (subject to the ability of the Committee to override the election at its sole discretion) on an election form supplied by the Bank (the "Election Form"). The Participant's ultimate deferred compensation payments shall be based on the aggregate value of the Cash Account and the aggregate number of Stock Units accrued in the Stock Units Account (and any other sub-accounts) determined as hereinafter set forth:

                (a) A Participant may elect on an Election Form that all or any part of amounts contributed be credited to the Cash Account. All amounts credited to the Cash Account shall be credited with earnings at a rate (adjusted annually) equal to the average of the Employer's average cost of funds and the average yield on the interest bearing assets for such Plan Year.

                (b) A Participant may elect that all or any part of amounts contributed be credited to the Stock Units Account. All amounts credited to the Stock Units Account shall be applied to the crediting of Stock Units. The number of Stock Units credited to a Participant's Stock Units Account shall equal the dollar amount credited to such account divided by the fair market value of one share of Company Stock as determined on a date selected by the Bank. Fractional Stock Units will be used. Each Stock Unit shall be deemed to pay dividends as if it were one share of Company Stock and any such deemed dividends will result in the crediting of additional Stock Units to the Stock Units Account on a date selected by the Bank, with the number of Stock Units so credited to be calculated in the manner set forth above for contributions. After the crediting

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of Stock Units to the Stock Units Account, subsequent fluctuations in the fair market value of the Company Stock shall not result in any change in the number of such Stock Units then credited to the Stock Units Account.

                (c) In the event of any change in the outstanding shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then the Stock Units Account of each Participant shall be adjusted by the Committee in a reasonable manner to compensate for the change, and any such adjustment by the Committee shall be conclusive and binding for all purposes of the Plan.

                (d) Participants are not permitted to transfer amounts between the Cash Account and the Stock Units Account, with the exception that Participants were given the ability in connection with the mutual to stock conversion of the Bank to transfer amounts from the Cash Account to the Stock Units Account. However, if a successor Election Form is properly filed with and accepted by the Committee, such Election Form may contain revised instructions as to the proportion of future contributions to be credited to each of the Cash Account and the Stock Units Account.

                (e) An Election Form shall continue in effect from calendar year to calendar year unless replaced by a subsequent Election Form.

        5.2 STATEMENT OF ACCOUNTS. Within 90 days after the close of each Plan Year, the Committee shall submit to each Participant a statement in such form as the Committee deems desirable setting forth the balance as of the last day of the Plan Year in each Accumulation Account maintained for the Participant.

                                   ARTICLE VI

                                    BENEFITS

        6.1 DEFERRAL BENEFITS. A Deferral Benefit shall be payable as provided in this paragraph as follows:

                (a) In the event a Participant's employment with the Employer shall terminate for reasons other than death or Disability and the Participant has not attained his Retirement Age, the Deferral Benefit shall be distributed within a reasonable time following notice of termination in the form of payment indicated on the Participant's Election Form. The form of benefit payment may be a single lump sum payment or installment payments not in excess of fifteen years equal to the value of the Participant's Accumulation Account as of the Determination Date coincident with or next following his termination of employment.

                        (i) Notwithstanding anything in the Plan to the contrary, in the case of a "key employee" of a publicly traded company, distributions made on account of separation

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                from service may not be made earlier than six months after the date of the separation (or, if earlier, upon the death of a Participant). For this purpose, a "key employee" is a key employee as defined in Section 416(i) of the Code.

                        (ii) Notwithstanding anything in the Plan to the contrary, an Election Form must specify the form (e.g., lump sum or installments) in which payments of amounts deferred under the Plan are to be made or to begin to be made.

                (b) In the event a Participant's employment with the Employer has terminated after he attains Retirement Age, the Deferral Benefit shall be determined pursuant to paragraph 6.2.

                (c) In the event of the death of a Participant prior to termination of employment (whether or not the Participant attained Retirement Age), the Deferral Benefit shall be determined pursuant to paragraph 6.3.

                (d) In the event of termination of a Participant's employment with the Employer prior to attaining Retirement Age due to Disability, the Deferral Benefit shall be determined pursuant to paragraph 6.4.

        6.2 RETIREMENT BENEFIT. Upon a Participant's Termination of Employment with the Employer on or after the Participant's Retirement Date, he shall be entitled to a Retirement Benefit equal to the total amount of his Accumulation Account determined under paragraph 5.1. Election of the Retirement Benefit shall be either a single lump sum payment, or monthly installment payments over a period not in excess of fifteen years as elected by the Plan Participant (the election will be made in accordance with Section 6.1(a)(ii) of the Plan). Payment of the Retirement Benefit shall include any earnings on the outstanding undistributed and unpaid balance of the Cash Account and/or Stock Unit Account. A new monthly installment payment shall be calculated for each successive Plan quarter based on the earnings, if any, on the Participant's outstanding undistributed and unpaid balance of the Cash Account portion of the Retirement Benefit.

        6.3 DEATH BENEFIT. Upon the death of a Participant prior to Termination of Employment, the Beneficiary of the deceased Participant shall be paid a benefit amount equal to 100% of his Accumulation Account. Payment of Death Benefits shall be in a single lump sum payment and shall be paid within ninety days after the Committee has received notification of a Participant's death.

        6.4 DISABILITY BENEFIT. If a Participant's employment with the Employer terminates prior to his having attained Retirement Age due to Disability, the Participant will be deemed to be entitled to benefits as if the Participant had reached his Retirement Age. The Participant shall be entitled to retirement benefits as set forth in paragraph 6.2 upon satisfying the Plan's definition of Disability.

        6.5 UNFORESEEABLE EMERGENCY. In the event that, upon written petition of the Participant, the Committee determines, in its sole discretion, that the Participant has suffered an

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unforeseeable emergency, the Employer may thereupon pay to the Participant, as soon as practicable following such determination, such amount as it deems necessary to meet the unforeseeable emergency. The benefit payment may not be in excess of the Deferral Benefit to which the Participant would have been entitled pursuant to paragraph 6.1(a) if the Participant's employment with the Employer had terminated on the date of such determination of unforeseeable emergency by the Committee. For purposes of the Plan, an unforeseeable emergency is a severe financial hardship to the Participant resulting from (1) an illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant (within the meaning of Section 152(a) of the Code), (2) loss of the Participant's property due to casualty, or (3) other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amount of such distribution may not exceed the amounts necessary to satisfy the emergency.

        6.6 WITHHOLDING; PAYROLL TAXES. To the extent required by the law in effect at the time payment(s) of Plan benefits are made, the Employer shall withhold from such payment(s) any taxes or other amounts required by law to be withheld.

        6.7 DETERMINATION OF PLAN BENEFITS. A Participant's Plan benefit shall be determined as of the Determination Date coincident with or immediately following the occurrence of an event which entitles the Participant (or a Beneficiary) to payment of a benefit under this Plan.

        6.8 COMMENCEMENT OF PAYMENTS. Payment of a Plan benefit shall be made or commence to be paid within a reasonable period of time following the Committee's receipt of notice of a payment event.

        6.9 FORFEITURE OF BENEFITS. Notwithstanding anything contained herein to the contrary, a Participant shall forfeit his or her right to receive any benefit from the Employer under this Plan if he or she shall engage in conduct intended to defraud the Employer or shall within one (1) year of termination of employment obtain employment with a banking institution which directly competes with the Employer in its geographical locale, being Montgomery, Bucks and Philadelphia counties. This Section 6.9 of the Plan shall not be applicable (i) on or after a change in control of Abington Community Bancorp, Inc. and/or the Bank as defined in Section 8.2(b) hereof; or (ii) if the Employer or Committee exercises its discretion to not apply this section to a Participant's Deferral Benefit.

                                   ARTICLE VII

                             BENEFICIARY DESIGNATION

        7.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries (both primary and contingent) to whom any benefits under this Plan shall be paid after his death. A Beneficiary designation shall be made by filing a written instrument (on a form prescribed by the Committee) with the Committee and shall become effective when received and accepted by the Committee.

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        7.2     NEW BENEFICIARY DESIGNATION. Any Beneficiary designation may be changed by a Participant by filing a new Beneficiary designation. The filing of a new Beneficiary designation will supersede all Beneficiary designations previously filed. Any final decree of divorce of a Participant subsequent to the date of filing of a Beneficiary designation shall revoke any Beneficiary designation in favor of the former spouse, provided the Employer shall have actual notice of such decree.

        7.3 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary designation is revoked by divorce, or if all designated Beneficiaries predecease the Participant or die prior to complete payment of the Participant's Plan benefits, the Participant's designated Beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor:

        (a)     to the surviving Spouse;

        (b) to the Participant's children, per capita, except that if any child shall predecease the Participant but leave one or more children surviving, then such child or children shall be paid, per capita, the portion of the share otherwise payable to the Participant's child; or

        (c)     the Participant's estate.

        7.4 EFFECT OF PAYMENT. The payment of a Participant's vested benefit to the deemed Beneficiary shall completely discharge the Employer's obligations to the Participant or the Participant's beneficiary under this Plan.

        7.5 EFFECT OF DEATH AFTER TERMINATION OF EMPLOYMENT. Upon the death of a Participant after termination of employment with the Employer, the Beneficiary shall be paid any unpaid balance of the Participant's Plan benefits at such time or times and in such amount or amounts as if the Participant had not died.

                                  ARTICLE VIII

                       ADMENDMENT AND TERMINATION OF PLAN

        8.1 AMENDMENT. The Board of Directors of the Employer may at any time, and from time to time, amend the Plan, in whole or in part, provided, however, no amendment shall operate to eliminate or reduce any rights of any Participant or Beneficiary. Notwithstanding anything in the Plan to the contrary, the Bank may amend in good faith any terms of the Plan, including retroactively, in order to comply with Section 409A of the Code.

        8.2     TERMINATION.

                (A) EMPLOYER'S RIGHT TO TERMINATE. The Board of Directors may, at any time, in its sole discretion, terminate the Plan. A termination of the Plan will not be a

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        distributable event. Instead, distributions under the Plan are allowed only upon separation from service, Disability, death, a change in control of Abington Community Bancorp, Inc. and/or the Bank or the occurrence of an unforeseeable emergency.

                (B) CHANGE IN CONTROL OF EMPLOYER. In the event of a change in control of Abington Community Bancorp, Inc. and/or the Bank, distributions of all Participant Accumulation Accounts will be made as soon as administratively feasible. A change in control will have the meaning provided under Section 409A of the Code, as amended from time to time, and any Internal Revenue Service guidance, including Notice 2005-1, and the regulations issued in connection with Section 409A of the Code; provided, however, that a "second-step" conversion of Abington Mutual Holding Company shall not be deemed to be a change in control.

        8.3 ERISA; CODE. It is intended that this Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). It is further intended that this Plan will not cause the interest of a Participant in the Plan to be includable in his (or his beneficiary's) gross income prior to his actual receipt of Plan benefits for purposes of the Code. The Board shall also terminate the Plan if it determines, based on an opinion of legal counsel which is satisfactory to the Board, that either:

                (i) judicial authority or the opinion of the U.S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Plan will be held to be subject to ERISA or will cause current taxation to Participants under the Code, or

                (ii) ERISA or the Code require the Plan to be amended in a way that creates a significant risk that the Plan will be held to be subject to ERISA or will cause current taxation to Participants under the Code and failure to so amend the Plan could subject the Employer to material penalties. Upon any such termination, the Board shall transfer Employer and Participant rights and obligations under the Plan to a new plan to be established by the Employer which is not deemed to be subject to ERISA or to cause current taxation to Participants under the IRC, but which is similar in other material respects to the Plan, if it is deemed reasonable, in the sole discretion of the Board.



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                                   ARTICLE IX

                                  MISCELLANEOUS

        9.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer held in any way as collateral security for the fulfilling of the obligation of the Employer under this Plan. Any and all of the Employer's assets shall be and remain the general, unpledged, unrestricted assets of the Employer. The Employer's obligation under the Plan shall be an unfunded and unsecured promise of the Employer to pay money in the future limited by the provisions in the Plan documents.

        9.2 OBLIGATION TO EMPLOYER. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at that time the Participant has outstanding any debt, obligation or other liability representing an amount (whether liquidated or unliquidated) owing to the Employer, or any direct or indirect parent, subsidiary or affiliate of the Employer, then the Employer may fully offset such amount against the amount of the Plan benefits otherwise payable to the Participant. Such determination shall be made by the Committee.

        9.3. NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the Plan benefits payable hereunder, or any part thereof, which Plan benefits are expressly declared to be non-assignable and non-transferable. No part of the Plan benefits shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

        9.4. NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of the Plan are not and shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the employ of the Employer or to limit in any way the right of the Employer to discipline or discharge the Participant at any time.

        9.5. TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where such should so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where such should so apply.

        9.6. COOPERATION. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, by taking such physical examinations as the Employer may request and by taking such other action as may be requested by the Employer.

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        9.7.    CAPTIONS. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

        9.8. TAXES. The Employer shall deduct from all benefit payments made to Participants and Beneficiaries all applicable federal, state and local taxes required by law to be withheld from such payments.

        9.9. GOVERNING LAW. The provisions of the Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania.

        9.10. VALIDITY. In any case where a provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts, but the Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

         9.11. FORM OF COMMUNICATION. Any election, claim, notice of other communication required or permitted to be made by a Participant under the Plan shall be made in writing and in such form as shall be prescribed. Such communication shall be effective upon mailing, if sent by first class mail, postage prepaid, and addressed to: Corporate Secretary, Abington Savings Bank, 180 Old York Road, Jenkintown, PA 19046, or to such other address as the Committee may specify in a written communication to the Participants. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mails, as of the date shown on the postmark or the receipt for registration or certification.

        9.12. SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of the Employer or other business entity.

        9.13. CLAIM PROCEDURE. Any claim for unpaid benefits deemed by a claimant to be owing must be made in writing to the Committee by the claimant or the claimant's authorized representative within 60 days from the date such payments are not made. The claim shall be reviewed by the Committee. The Committee shall, within 90 days of the receipt of the claim, or 180 days, if special circumstances exist, notify the claimant whether the claim has been denied. If the claim is denied in whole or in part, the Committee shall set forth the specific reasons for the denial, including the provisions of this Agreement upon which the denial is based. The notice shall also describe any additional information or material necessary to perfect the claim including the reasons therefore and state that a review of the denial may be obtained if desired. If a review of denial is requested, it shall be directed in writing by the claimant's authorized representative to the Committee within 60 days after receipt by the claimant of the notice of denial. (Failure of the Committee to take action within the above 90-day period shall be deemed a denial.) In preparing for a review of a denial, the claimant or the claimant's authorized representative may examine this Plan and any other related documents and submit issues and comments in writing. The Committee applying its sole discretion shall then conduct the review and provide its written decision to the claimant within 60 days after receipt of the request for

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review. The decision shall be in writing and shall include specific reasons for the decision, as well as specific references to the provisions of this Agreement upon which the decision is based.

        ADOPTED pursuant to resolution of the Board of Directors of Abington Savings Bank, a Pennsylvania corporation, wherein an authorized officer of Abington Savings Bank shall execute in the name of and on behalf of Abington Savings Bank this Agreement as of this __ day of January 2005.


ATTEST:                                        ABINGTON SAVINGS BANK



____________________________                   ____________________________




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                                  ELECTION FORM

                              ABINGTON SAVINGS BANK
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                (AMENDED AND RESTATED EFFECTIVE OCTOBER 20, 2004)


______________________________                  ______________________________
Participant's Name                              Social Security Number


The Abington Savings Bank Executive Deferred Compensation Plan provides each Participant an election, subject to the sole discretion of the Committee, to invest all or a portion of his or her Accumulation Account in the Stock Units Account or the Cash Account.

All amounts credited to the Cash Account will be credited with earnings at a rate (adjusted annually) equal to the Bank's average cost of funds for such Plan Year.

All amounts credited to the Stock Units Account will consist of Stock Units representing shares of the common stock of Abington Community Bancorp, Inc. and such amounts (i) may not be diversified; (ii) must remain at all times in Stock Units; and (iii) must be distributed solely in the form of Company Stock.

This Election Form will continue in effect from calendar year to calendar year unless replaced by a subsequent Election Form. Participants are not permitted to transfer amounts between the Cash Account and Stock Units Account. However, if a new Election Form is properly filed and accepted by the Committee, such Election Form may direct how future contributions are credited to your Cash Account or Stock Units Account.

INVESTMENT ELECTION. I hereby request that the Committee invest the future contributions to be made to my Accumulation Account as follows:

         ______ % to the Cash Account

         ______ % to the Stock Units Account

DISTRIBUTION ELECTION. I hereby irrevocably direct that my Deferral Benefit be paid as follows (this election may only be made one time under the Plan and the election shall apply to all contributions to the Plan on behalf of a Participant):

         ______ lump sum

         ______ installments (up to 15 years)


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

_________________________, 200_              ______________________________
Date                                         Signature of Participant


                                             COMMITTEE


_________________________, 200_              ______________________________
Date                                         Name:
                                             Title: Committee Member







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